Press Release

RLJ Lodging Trust Reports Second Quarter 2025 Results

Net Income per share attributable to common shareholders of $0.15
Adjusted FFO per diluted common share and unit of $0.48
Adjusted EBITDA of $104.0 million
Repurchased 0.8 million shares and addressed all near term maturities

Bethesda, MD, August 7, 2025 – RLJ Lodging Trust (the “Company”) (NYSE: RLJ) today reported results for the three and six months ended June 30, 2025.

Second Quarter Highlights
•Portfolio Comparable RevPAR of $155.08, a decrease of 2.1% over the prior year
•Total Revenues of $363.1 million
•Net Income of $28.6 million
•Comparable Hotel EBITDA of $113.0 million
•Adjusted EBITDA of $104.0 million
•Adjusted FFO per diluted common share and unit of $0.48
•Repurchased 0.8 million shares for approximately $6.0 million
•Addressed all current 2025 maturities

“We are pleased with our second quarter results, which exceeded our expectations. This quarter we demonstrated the resiliency of our portfolio, the continued ramp of our conversions, and disciplined cost controls. In addition to achieving solid operating results, we executed on several key initiatives during the quarter, including advancing our transformative renovations, addressing our near-term maturities, and recycling capital into accretive share repurchases,” commented Leslie D. Hale, President and Chief Executive Officer. “Looking ahead, we anticipate a softer backdrop in the third quarter given the impact of calendar shifts, tough citywide comps, as well as continued renovations at key properties. However, we are encouraged by the positive tailwinds taking shape for the fourth quarter, which will benefit from a more favorable calendar, strong citywides in a number of our markets, as well as the ramping of our conversions and renovations. We remain confident that our portfolio's lean operating model and our relentless focus on cost containment will position us to execute on the bottom line and create long-term shareholder value.”

The prefix “comparable” as defined by the Company, denotes operating results which include results for periods prior to its ownership and excludes sold hotels. Explanations of EBITDA, EBITDAre, Adjusted EBITDA, Hotel EBITDA, Hotel EBITDA Margin, FFO, and Adjusted FFO, as well as reconciliations of those measures to net income or loss, if applicable, are included within this release.

Financial and Operating Highlights
($ in thousands, except ADR, RevPAR, Change, and per share amounts)
(unaudited)

	For the three months ended June 30,			For the six months ended June 30,
	2025	2024	Change	2025	2024	Change
Operational Overview: (1)
Comparable ADR	$205.27	$206.34	(0.5)%	$204.82	$203.36	0.7%
Comparable Occupancy	75.5%	76.8%	(1.6)%	72.4%	73.1%	(1.1)%
Comparable RevPAR	$155.08	$158.44	(2.1)%	$148.19	$148.71	(0.3)%

Financial Overview:
Total Revenue	$363,103	$369,297	(1.7)%	$691,222	$693,707	(0.4)%
Comparable Hotel Revenue	$363,085	$368,389	(1.4)%	$690,085	$691,619	(0.2)%

Net Income	$28,631	$37,291	(23.2)%	$31,803	$42,037	(24.3)%

Comparable Hotel EBITDA	$113,023	$117,975	(4.2)%	$198,320	$206,312	(3.9)%
Comparable Hotel EBITDA Margin	31.1%	32.0%	(90) bps	28.7%	29.8%	(110) bps
Adjusted EBITDA	$104,008	$108,971	(4.6)%	$181,602	$188,563	(3.7)%

Adjusted FFO	$72,658	$78,619	(7.6)%	$119,579	$130,473	(8.3)%
Adjusted FFO Per Diluted Common Share and Unit	$0.48	$0.51	(5.9)%	$0.79	$0.84	(6.0)%
Note:
(1) Comparable statistics reflect the Company's 94 hotel portfolio owned as of June 30, 2025.

Share Repurchases
During the second quarter, the Company repurchased 0.8 million common shares for approximately $6.0 million at an average price of $7.14. Year-to-date, the Company has repurchased 3.2 million common shares for approximately $28.0 million at an average price of $8.67. As of August 4, the Company's 2025 share repurchase program had a remaining capacity of $246.3 million.

Balance Sheet
As of June 30, 2025, the Company had approximately $974 million of total liquidity, comprised of approximately $374 million of unrestricted cash and $600 million available under its revolving credit facility (the "Revolver"), and $2.2 billion of debt outstanding.

As previously announced, in April 2025 the Company refinanced its $200.0 million term loan maturing in 2026, upsizing it to $300.0 million and extending the initial maturity to April 2030, inclusive of extension options. Borrowings under the amended term loan bear interest at a variable rate under the same pricing grid as the original loan. The Company utilized the incremental $100.0 million of proceeds to repay the outstanding balance on the Revolver. Additionally, the Company exercised the extension options on $181.0 million in mortgage loans to extend the maturities.

Dividends
The Company’s Board of Trustees declared a quarterly cash dividend of $0.15 per common share of beneficial interest of the Company in the second quarter. The dividend was paid on July 15, 2025 to shareholders of record as of June 30, 2025.

The Company's Board of Trustees declared a second quarter cash dividend of $0.4875 on the Company’s Series A Preferred Shares. The dividend was paid on July 31, 2025 to shareholders of record as of June 30, 2025.

2025 Outlook
The Company now expects the low end of its range to be the most likely outcome. This outlook reflects softer than previously anticipated third quarter results along with limited visibility due to macroeconomic uncertainty.

No future acquisitions, dispositions, financings, or share repurchases are incorporated into the Company's outlook and could result in a material change to the Company's outlook.

FY 2025
Comparable RevPAR Growth	-1.0% to +1.0%
Comparable Hotel EBITDA	$365.5M to $395.5M
Adjusted EBITDA	$332.5M to $362.5M
Adjusted FFO per diluted share	$1.38 to $1.58

Additionally, the Company's full year 2025 outlook includes:

•Net interest expense in the range of $94.0 million to $96.0 million
•Cash corporate G&A in the range of $34.0 million to $35.0 million
•Capital expenditures related to renovations in the range of $80.0 million to $100.0 million
•Diluted weighted average common shares and units of 151.5 million
•The impact of the closure of the Austin convention center

Earnings Call
The Company will conduct its quarterly analyst and investor conference call on August 8, 2025 at 10:00 a.m. (Eastern Time). The conference call can be accessed by dialing (877) 407-3982 or (201) 493-6780 for international participants and requesting RLJ Lodging Trust’s second quarter earnings conference call. Additionally, a live webcast of the conference call will be available through the Company’s website at http://www.rljlodgingtrust.com. A replay of the conference call webcast will be archived and available through the Investor Relations section of the Company’s website for two weeks.

Supplemental Information
Please refer to the presentation of supplemental information for additional detail and comparable operating statistics, which will be available through the Investor Relations section of the Company's website.

About Us
RLJ Lodging Trust ("RLJ") is a self-advised, publicly traded real estate investment trust that owns 94 premium-branded, rooms-oriented, high-margin, urban-centric hotels located within the heart of demand locations. Our hotels are geographically diverse and concentrated in major urban markets that provide multiple demand generators from business, leisure, and other travelers.

Forward-Looking Statements
This information contains certain statements, other than purely historical information, including estimates, projections, statements relating to the Company’s business plans, objectives and expected operating results, and the assumptions upon which those statements are based, that are “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements generally are identified by the use of the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “plan,” “may,” “will,” “will continue,” “intend,” “should,” “may,” or similar expressions. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, beliefs and expectations, such forward-looking statements are not predictions of future events or guarantees of future performance and our actual results could differ materially from those set forth in the forward-looking statements. Except as required by law, the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise. The Company cautions investors not to place undue reliance on these forward-looking statements and urges investors to carefully review the disclosures the Company makes concerning risks and uncertainties in the sections entitled “Risk Factors,” “Forward-Looking Statements,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 and the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2025, which will be filed on August 8, 2025, as well as risks, uncertainties and other factors discussed in other documents filed by the Company with the Securities and Exchange Commission.

###
 Additional Contacts:
Leslie D. Hale, President and Chief Executive Officer – (301) 280-7777
Nikhil Bhalla, Senior Vice President, Finance & Treasurer – (301) 280-7758

For additional information or to receive press releases via email, please visit our website:
 https://www.rljlodgingtrust.com

RLJ Lodging Trust
Non-GAAP and Accounting Commentary

Non-Generally Accepted Accounting Principles (“Non-GAAP”) Financial Measures
The Company considers the following non-GAAP financial measures useful to investors as key supplemental measures of its performance: (1) FFO, (2) Adjusted FFO, (3) EBITDA, (4) EBITDAre, (5) Adjusted EBITDA, (6) Hotel EBITDA, and (7) Hotel EBITDA Margin. These Non-GAAP financial measures should be considered along with, but not as alternatives to, net income or loss as a measure of its operating performance. FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA, Hotel EBITDA, and Hotel EBITDA Margin, as calculated by the Company, may not be comparable to other companies that do not define such terms exactly as the Company defines such terms.

Funds From Operations (“FFO”)
The Company calculates Funds from Operations (“FFO”) in accordance with standards established by the National Association of Real Estate Investment Trusts, or NAREIT, which defines FFO as net income or loss (calculated in accordance with GAAP), excluding gains or losses from sales of real estate, impairment, the cumulative effect of changes in accounting principles, plus depreciation and amortization, and adjustments for unconsolidated partnerships and joint ventures. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values have instead historically risen or fallen with market conditions, most real estate industry investors consider FFO to be helpful in evaluating a real estate company’s operations. The Company believes that the presentation of FFO provides useful information to investors regarding the Company’s operating performance and can facilitate comparisons of operating performance between periods and between real estate investment trusts (“REITs”), even though FFO does not represent an amount that accrues directly to common shareholders.

The Company’s calculation of FFO may not be comparable to measures calculated by other companies who do not use the NAREIT definition of FFO or do not calculate FFO per diluted share in accordance with NAREIT guidance. Additionally, FFO may not be helpful when comparing the Company to non-REITs. The Company presents FFO attributable to common shareholders, which includes unitholders of limited partnership interest (“OP units”) in RLJ Lodging Trust, L.P., the Company’s operating partnership, because the OP units may be redeemed for common shares of the Company. The Company believes it is meaningful for the investor to understand FFO attributable to all common shares and OP units.

EBITDA and EBITDAre
Earnings Before Interest, Taxes, Depreciation, and Amortization (“EBITDA”) is defined as net income or loss excluding: (1) interest expense; (2) income tax expense; and (3) depreciation and amortization expense. The Company considers EBITDA useful to an investor in evaluating and facilitating comparisons of its operating performance between periods and between REITs by removing the impact of its capital structure (primarily interest expense) and asset base (primarily depreciation and amortization expense) from its operating results. In addition, EBITDA is used as one measure in determining the value of hotel acquisitions and dispositions.

In addition to EBITDA, the Company presents EBITDAre in accordance with NAREIT guidelines, which defines EBITDAre as net income or loss (calculated in accordance with GAAP) excluding interest expense, income tax expense, depreciation and amortization expense, gains or losses from sales of real estate, impairment, and adjustments for unconsolidated joint ventures. The Company believes that the presentation of EBITDAre provides useful information to investors regarding the Company's operating performance and can facilitate comparisons of operating performance between periods and between REITs.

Adjustments to FFO and EBITDA
The Company adjusts FFO, EBITDA, and EBITDAre for certain items that the Company considers outside the normal course of operations. The Company believes that Adjusted FFO, Adjusted EBITDA, and Adjusted EBITDAre provide useful supplemental information to investors regarding its ongoing operating performance that, when considered with net income or loss, FFO, EBITDA, and EBITDAre, are beneficial to an investor’s understanding of the Company's operating performance. The Company adjusts FFO, EBITDA, and EBITDAre for the following items:

•Transaction Costs: The Company excludes transaction costs expensed during the period
•Pre-Opening Costs: The Company excludes certain costs related to pre-opening of hotels
•Non-Cash Expenses: The Company excludes the effect of certain non-cash items such as gains or losses on extinguishment of indebtedness, the amortization of share-based compensation, non-cash income tax expense or benefit, non-cash interest expense related to discontinued interest rate hedges, and derivative gains or losses in accumulated other comprehensive income reclassified to earnings.
•Other Non-Operational Expenses: The Company excludes the effect of certain non-operational expenses representing income and expenses outside the normal course of operations

Hotel EBITDA and Hotel EBITDA Margin
With respect to Consolidated Hotel EBITDA, the Company believes that excluding the effect of corporate-level expenses and certain non-cash items provides a more complete understanding of the operating results over which individual hotels and operators have direct control. The Company believes property-level results provide investors with supplemental information about the ongoing operational performance of the Company’s hotels and the effectiveness of third-party management companies.

Comparable Hotel EBITDA and Comparable Hotel EBITDA margin include prior ownership information provided by the sellers of the hotels for periods prior to our acquisition of the hotels and excludes results from sold hotels as applicable.

Comparable adjustments: Acquired hotel
For the three and six months ended June 30, 2025 and 2024, Comparable adjustments included the following acquired hotel:
•Hotel Teatro acquired in June 2024

Comparable adjustments: Sold hotels
For the three and six months ended June 30, 2025 and 2024, Comparable adjustments included the following sold hotels:
•Residence Inn Merrillville sold in May 2024
•Fairfield Inn & Suites Denver Cherry Creek sold in September 2024
•Courtyard Atlanta Buckhead sold in March 2025

RLJ Lodging Trust
Consolidated Balance Sheets
(Amounts in thousands, except share and per share data)
(unaudited)

	June 30, 2025	December 31, 2024
Assets
Investment in hotel properties, net	$4,214,058	$4,250,524
Investment in unconsolidated joint ventures	7,450	7,457
Cash and cash equivalents	373,896	409,809
Restricted cash reserves	27,266	23,516
Hotel and other receivables, net of allowance of $67 and $169, respectively	27,730	25,494
Lease right-of-use assets	125,765	128,111
Prepaid expense and other assets	46,645	38,968
Total assets	$4,822,810	$4,883,879
Liabilities and Equity
Debt, net	$2,220,768	$2,220,081
Accounts payable and other liabilities	155,513	154,643
Advance deposits and deferred revenue	36,662	40,242
Lease liabilities	118,611	119,102
Accrued interest	20,631	20,900
Distributions payable	30,390	30,634
Total liabilities	2,582,575	2,585,602
Equity
Shareholders’ equity:
Preferred shares of beneficial interest, $0.01 par value, 50,000,000 shares authorized
Series A Cumulative Convertible Preferred Shares, $0.01 par value, 12,950,000 shares authorized; 12,879,475 shares issued and outstanding, liquidation value of $328,266, at June 30, 2025 and December 31, 2024	366,936	366,936
Common shares of beneficial interest, $0.01 par value, 450,000,000 shares authorized; 151,243,564 and 153,295,577 shares issued and outstanding at June 30, 2025 and December 31, 2024, respectively	1,512	1,533
Additional paid-in capital	2,969,884	2,992,487
Distributions in excess of net earnings	(1,116,703)	(1,090,186)
Accumulated other comprehensive income	5,113	13,788
Total shareholders’ equity	2,226,742	2,284,558
Noncontrolling interests:
Noncontrolling interest in the Operating Partnership	6,012	6,130
Noncontrolling interest in consolidated joint ventures	7,481	7,589
Total noncontrolling interest	13,493	13,719
Total equity	2,240,235	2,298,277
Total liabilities and equity	$4,822,810	$4,883,879
Note: The corresponding notes to the consolidated financial statements can be found in the Company’s Quarterly Report on Form 10-Q.

RLJ Lodging Trust
Consolidated Statements of Operations
(Amounts in thousands, except share and per share data)
(unaudited)

	For the three months ended June 30,		For the six months ended June 30,
	2025	2024	2025	2024
Revenues
Operating revenues
Room revenue	$296,101	$303,652	$563,755	$570,282
Food and beverage revenue	41,934	40,843	79,447	76,532
Other revenue	25,068	24,802	48,020	46,893
Total revenues	363,103	369,297	691,222	693,707
Expenses
Operating expenses
Room expense	74,565	73,941	145,416	143,327
Food and beverage expense	30,375	30,304	59,664	58,931
Management and franchise fee expense	28,393	29,789	53,595	55,444
Other operating expenses	92,787	90,792	184,498	180,601
Total property operating expenses	226,120	224,826	443,173	438,303
Depreciation and amortization	46,363	44,474	92,151	89,153
Property tax, insurance and other	26,490	28,753	53,693	56,587
General and administrative	11,138	13,940	23,784	29,045
Transaction costs	56	76	112	90
Total operating expenses	310,167	312,069	612,913	613,178
Other income, net	1,148	687	2,036	3,878
Interest income	3,361	4,118	6,616	8,905
Interest expense	(27,876)	(28,049)	(55,428)	(54,507)
(Loss) gain on sale of hotel properties, net	(378)	3,546	943	3,546
Loss on extinguishment of indebtedness, net	(34)	—	(34)	—
Income before equity in (loss) income from unconsolidated joint ventures	29,157	37,530	32,442	42,351
Equity in (loss) income from unconsolidated joint ventures	(187)	154	(6)	388
Income before income tax expense	28,970	37,684	32,436	42,739
Income tax expense	(339)	(393)	(633)	(702)
Net income	28,631	37,291	31,803	42,037
Net (income) loss attributable to noncontrolling interests:
Noncontrolling interest in the Operating Partnership	(113)	(169)	(96)	(167)
Noncontrolling interest in consolidated joint ventures	(65)	(16)	108	173
Net income attributable to RLJ	28,453	37,106	31,815	42,043
Preferred dividends	(6,279)	(6,279)	(12,557)	(12,557)
Net income attributable to common shareholders	$22,174	$30,827	$19,258	$29,486
Basic per common share data:
Net income per share attributable to common shareholders - basic	$0.15	$0.20	$0.12	$0.19
Weighted-average number of common shares	149,532,971	153,641,065	150,217,440	153,305,640
Basic and diluted per common share data:
Net income per share attributable to common shareholders	$0.15	$0.20	$0.12	$0.19
Weighted-average number of common shares	149,598,953	154,105,871	150,355,083	154,151,135
Note: The Statements of Comprehensive Income and corresponding notes to the consolidated financial statements can be found in the Company’s Quarterly Report on Form 10-Q.

RLJ Lodging Trust
Reconciliation of Non-GAAP Measures
(Amounts in thousands, except per share data)
(unaudited)

Funds from Operations (FFO) Attributable to Common Shareholders and Unitholders

	For the three months ended June 30,		For the six months ended June 30,
	2025	2024	2025	2024
Net income	$28,631	$37,291	$31,803	$42,037
Preferred dividends	(6,279)	(6,279)	(12,557)	(12,557)
Depreciation and amortization	46,363	44,474	92,151	89,153
Loss (gain) on sale of hotel properties, net	378	(3,546)	(943)	(3,546)
Noncontrolling interest in consolidated joint ventures	(65)	(16)	108	173
Adjustments related to consolidated joint venture (1)	(49)	(47)	(98)	(92)
Adjustments related to unconsolidated joint venture (2)	237	228	481	457
FFO	69,216	72,105	110,945	115,625
Transaction costs	56	76	112	90
Pre-opening costs (3)	52	125	451	199
Loss on extinguishment of indebtedness, net	34	—	34	—
Amortization of share-based compensation	2,888	5,275	7,237	11,708
Non-cash interest expense related to discontinued interest rate hedges	144	418	288	900
Other expenses (4)	268	620	512	1,951
Adjusted FFO	$72,658	$78,619	$119,579	$130,473

Adjusted FFO per common share and unit-basic	$0.48	$0.51	$0.79	$0.85
Adjusted FFO per common share and unit-diluted	$0.48	$0.51	$0.79	$0.84

Basic weighted-average common shares and units outstanding (5)	150,305	154,413	150,989	154,077
Diluted weighted-average common shares and units outstanding (5)	150,371	154,878	151,127	154,923
Notes:
(1)Includes depreciation and amortization expense allocated to the noncontrolling interest in the consolidated joint venture.
(2)Includes our ownership interest in the depreciation and amortization expense of the unconsolidated joint venture.
(3)Represents expenses related to the brand conversions of certain hotel properties prior to opening.
(4)Represents expenses and income outside of the normal course of operations.
(5)Includes 0.8 million weighted-average operating partnership units for the three and six months ended June 30, 2025 and 2024.

RLJ Lodging Trust
Reconciliation of Non-GAAP Measures
(Amounts in thousands)
(unaudited)

Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA)

	For the three months ended June 30,		For the six months ended June 30,
	2025	2024	2025	2024
Net income	$28,631	$37,291	$31,803	$42,037
Depreciation and amortization	46,363	44,474	92,151	89,153
Interest expense, net of interest income	24,515	23,931	48,812	45,602
Income tax expense	339	393	633	702
Adjustments related to unconsolidated joint venture (1)	484	332	800	667
EBITDA	100,332	106,421	174,199	178,161
Loss (gain) on sale of hotel properties, net	378	(3,546)	(943)	(3,546)
EBITDAre	100,710	102,875	173,256	174,615
Transaction costs	56	76	112	90
Pre-opening costs (2)	52	125	451	199
Loss on extinguishment of indebtedness, net	34	—	34	—
Amortization of share-based compensation	2,888	5,275	7,237	11,708
Other expenses (3)	268	620	512	1,951
Adjusted EBITDA	104,008	108,971	181,602	188,563
General and administrative	8,250	8,665	16,547	17,337
Other corporate adjustments	1,130	691	1,150	1,358
Consolidated Hotel EBITDA	113,388	118,327	199,299	207,258
Comparable adjustments - income from sold hotels	(365)	(825)	(979)	(1,471)
Comparable adjustments - income from acquired hotels	—	473	—	525
Comparable Hotel EBITDA	$113,023	$117,975	$198,320	$206,312
Notes:
(1)Includes our ownership interest in the interest, depreciation, and amortization expense of the unconsolidated joint venture.
(2)Represents expenses related to the brand conversions of certain hotel properties prior to opening.
(3)Represents expenses and income outside of the normal course of operations.

RLJ Lodging Trust
Reconciliation of Non-GAAP Measures
(Amounts in thousands except margin data)
(unaudited)

Comparable Hotel EBITDA Margin

	For the three months ended June 30,		For the six months ended June 30,
	2025	2024	2025	2024
Total revenue	$363,103	$369,297	$691,222	$693,707
Comparable adjustments - revenue from sold hotels	—	(2,997)	(1,102)	(5,887)
Comparable adjustments - revenue from prior ownership of acquired hotels	—	2,107	—	3,834
Other corporate adjustments / non-hotel revenue	(18)	(18)	(35)	(35)
Comparable Hotel Revenue	$363,085	$368,389	$690,085	$691,619

Comparable Hotel EBITDA	$113,023	$117,975	$198,320	$206,312

Comparable Hotel EBITDA Margin	31.1%	32.0%	28.7%	29.8%

RLJ Lodging Trust
Reconciliation of Non-GAAP Measures - Full-Year Outlook
(Amounts in millions)
(unaudited)

Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA)

	For the year ended December 31, 2025
	Low End	High End
Net income	$36.8	$64.8
Depreciation and amortization	185.0	185.0
Interest expense, net of interest income	94.0	96.0
Income tax expense	1.2	1.2
Adjustments related to joint ventures	1.2	1.2
EBITDA	318.2	348.2
Gain on sale of hotel properties, net	(1.0)	(1.0)
EBITDAre	317.2	347.2
Amortization of share-based compensation	15.3	15.3
Adjusted EBITDA	332.5	362.5
General and administrative	34.0	35.0
Other corporate adjustments	—	(1.0)
Consolidated Hotel EBITDA	366.5	396.5
Comparable adjustments - income from sold hotels	(1.0)	(1.0)
Consolidated Hotel EBITDA/Comparable Hotel EBITDA	$365.5	$395.5

Funds from Operations (FFO) Attributable to Common Shareholders and Unitholders

	For the year ended December 31, 2025
	Low End	High End
Net income	$36.8	$64.8
Preferred dividends	(25.0)	(25.0)
Depreciation and amortization	185.0	185.0
Gain on sale of hotel properties, net	(1.0)	(1.0)
Adjustments related to joint ventures	1.2	1.2
FFO	197.0	225.0
Amortization of share-based compensation	15.3	15.3
All other items, net	(2.8)	(0.8)
Adjusted FFO	$209.5	$239.5

Adjusted FFO per common share and unit-diluted	$1.38	$1.58

Diluted weighted-average common shares and units outstanding	151.5	151.5

RLJ Lodging Trust
Consolidated Debt Summary
(Amounts in thousands except interest data)
(unaudited)

Loan	Base Term (Years)	Maturity (incl. extensions)	Floating / Fixed (1)	Interest Rate (2)	Balance as of June 30, 2025 (3)
Mortgage Debt
Mortgage loan - 1 hotel	10	Jan 2029	Fixed	5.06%	$25,000
Mortgage loan - 3 hotels	5	Apr 2026	Floating	4.48%	96,000
Mortgage loan - 4 hotels	5	Apr 2026	Floating	4.93%	85,000
Weighted Average / Mortgage Total				4.74%	$206,000

Corporate Debt
Revolver (4)	4	May 2028	Floating	—	$—
$225 Million Term Loan Maturing 2026	3	May 2028	Floating	5.33%	225,000
$500 Million Term Loan Maturing 2027	3	September 2029	Floating	4.51%	500,000
$500 Million Senior Notes due 2026	5	July 2026	Fixed	3.75%	500,000
$500 Million Senior Notes due 2029	8	September 2029	Fixed	4.00%	500,000
$300 Million Term Loan Maturing 2030	3	April 2030	Floating	6.03%	300,000
Weighted Average / Corporate Total				4.51%	$2,025,000

Weighted Average / Total				4.53%	$2,231,000
Notes:
(1)The floating interest rate is hedged, or partially hedged, with an interest rate swap.
(2)Interest rates as of June 30, 2025, inclusive of the impact of interest rate hedges.
(3)Excludes the impact of fair value adjustments and deferred financing costs.
(4)As of June 30, 2025, there was $600.0 million of borrowing capacity on the Revolver, which is charged an unused commitment fee of 0.25% annually.